UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2011

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10575 Katy Freeway, Suite 300, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in Material Definitive Agreement.

Alamo Energy Corp. 2011 Stock Option Plan

On December 21, 2011, the Board of Directors of the Alamo Energy Corp. (the “Registrant”) approved the Alamo Energy Corp. 2011 Stock Option Plan (the “Plan”). The Plan permits flexibility in types of awards, and specific terms of awards, which will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value.

The Board of Directors, acting as a compensation committee (the “Committee”) will generally administer the Plan. The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition, the Committee has the authority to interpret the Plan and the awards granted under the Plan, and establish rules and regulations for the administration of the Plan.

The Committee may delegate certain administrative duties associated with the Plan to the Registrant’s officers, including the maintenance of records of the awards and the interpretation of the terms of the awards. The Committee may also delegate the authority to grant awards to a subcommittee comprised of one or more Board members, or to executive officers of the Registrant, provided that such subcommittee or executive officers cannot be authorized to grant wards to executive officers.

Awards under the Plan may be granted to any person who is (i) an employee of the Registrant, (ii) a non-employee member of the Board of Directors or the board of directors of any Registrant subsidiary, or (iii) a consultant who provides services to the Registrant; provided that stock appreciation rights and non-qualified stock options shall be granted only to persons as to which the Registrant is the “service recipient,” as such term is defined in Section 409A of the Internal Revenue Code.

The Plan will terminate on December 21, 2021, unless all shares available for issuance have been issued, the Plan is earlier terminated by the Board or the Committee, or the Plan is extended by an amendment approved by the Registrant’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to the termination date may extend beyond the end of such period through the award’s normal expiration date.

The aggregate number of shares of the common stock authorized for issuance as awards under the Plan is 7,500,000. The maximum aggregate number of shares of common stock subject to stock options, stock appreciation rights, restricted stock or stock unit awards which may be granted to any one participant in any one year under the Plan is 1,000,000.

Under the Plan, the Committee can grant stock options, stock appreciation rights, restricted stock, stock units and performance units. Awards may be granted alone, in addition to, or in combination with any other award granted under the Plan. Subject to the limitations set forth in the Plan, the terms and conditions of each award shall generally be governed by the particular document or agreement granting the award. The terms and conditions set forth in an award agreement may include, as appropriate:

●	deemed issuance date;
●	expiration date;
●	number of shares covered by the award;
●	acceptable means of payment;
●	price per share payable upon exercise;
●	applicable vesting schedule;
●	individual performance criteria;
●	company or group performance criteria;
●	continued employment requirement;
●	transfer restrictions; or
●	any other terms or conditions deemed appropriate by the Committee, in each case not inconsistent with the Plan.

Stock Options and Stock Appreciation Rights. The holder of an option will be entitled to purchase a number of shares of common stock at an exercise price not less than 100% of the fair market value of a share on the date of grant during a specified time period, as determined by the Committee. The option exercise price shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned shares. Other than in connection with a change in the capitalization of the Registrant, the exercise price of an option may not be reduced without shareholder approval.

The holder of a stock appreciation right will be entitled to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of shares equal to or otherwise based on the excess of the market value of a share at the time of exercise over the exercise price of the right.

Restricted Stock and Stock Units. The holder of restricted stock will own shares of common stock subject to restrictions imposed by the Committee and subject to forfeiture to the Registrant if the holder does not satisfy certain requirements (including, for example, continued employment with the Registrant) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Registrant until such future date).

Performance Awards.  Performance stock or cash awards may be granted by the Committee at its sole discretion, upon the attainment of performance goals as set by the Committee.  The maximum number of shares that may be granted in any calendar year may not exceed 500,000 shares of common stock; cash awards may not exceed $500,000.

Unless otherwise provided by the Committee, awards under the Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

In the event of any stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event, the Committee is entitled to appropriately and equitably adjust the number and kind of shares or other securities which are subject to the Plan or subject to any award under the Plan.

Subject to any restrictive terms which may be set forth in award agreements, in the event the Registrant is a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Registrant (if the Registrant is a surviving corporation) for accelerated vesting and accelerated expiration, or for settlement in cash.

The Board may generally amend or terminate the Plan as determined to be advisable. Shareholder approval may also be required for certain amendments pursuant to the Internal Revenue Code, the rules of any market in which the Registrant participates, or rules of the Securities and Exchange Commission. No amendment or alteration of the Plan may be made which would impair the rights of any participant under any outstanding award, without such participant’s consent, provided that no consent is required with respect to any amendment or alteration if the Committee determines that such amendment or alteration is either:

●	required or advisable in order for the Registrant, the Plan or the award to satisfy any law or regulation or to meet the requirements of any accounting standard, or
●	not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

The Board will submit the Plan to the shareholders of this Corporation for ratification.

A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

As of December 21, 2011, the Registrant has not granted any options pursuant to the Plan to purchase shares of its common stock.

Item 8.01 Other Events.

On December 21, 2011, the Board of Directors of the Registrant adopted the Alamo Energy Corp. 2011 Stock Option Plan (the “Plan”).  The Plan is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	2011 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: December 21, 2011	By:	/s/ Donald Sebastian
Donald Sebastian Chief Financial Officer